IMPORTANT NOTICE

Your clients who own shares of Oppenheimer Time Fund will soon be asked to approve the Fund's reorganization into Oppenheimer Target Fund. The attached letter outlining the expected benefits of this proposed reorganization is going to all Oppenheimer Time Fund shareholders.

In addition to Oppenheimer Target Fund's stronger performance history and broader investment flexibility, Oppenheimer Management Corporation believes, and the Board of Trustees of Oppenheimer Time Fund agrees, that combining these two funds offers the potential for economies of scale that could lead to lower expenses for shareholders.

Proxy statements will be mailed in May. We urge you to encourage your clients to vote in favor of this proposed reorganization, and to return their proxy ballots as soon as possible.

If you have any questions or would like copies of the proxy statements, please contact your Regional Sales Representative at 1-800-225-2750. Financial Institutions, please call 1-800-225-2770. Brokerage Firms in New York, New Jersey and Delaware, please call 1-800-848-3487.

(Oppenheimer Logo)           OPPENHEIMERFUNDS



For broker/dealer use only. This material has been prepared by Oppenheimer Funds Distributor, Inc. for dealer information only.

OppenheimerFunds are distributed by Oppenheimer Funds
Distributor, Inc., Two World Trade Center, New York, NY
10048-0203

IMPORTANT NOTICE

Your clients who own shares of Oppenheimer Time Fund will soon be asked to approve the Fund's reorganization into Oppenheimer Target Fund. The attached letter outlining the benefits of this proposed reorganization is going to all Oppenheimer Time Fund Shareholders.

In addition to Oppenheimer Target Fund's stronger performance history and broader investment flexibility, Oppenheimer Management Corporation believes, and the Board of Trustees of Oppenheimer Time Fund agrees, that combining these two funds offers the potential for economies of scale that could lead to lower expenses for shareholders.

Proxy statements will be mailed in early May. We urge you to encourage your clients to vote in favor of this proposed reorganization, and to return their proxy ballots as soon as possible.

If you have any questions or would like copies of the proxy statement, please contact your Regional Sales Representative at 1-800-225-2750. Financial Institutions, please call 1-800-225-2770. Brokerage Firms in New York, New Jersey and Delaware, please call 1-800-848-3487.



For broker/dealer use only. This material has been prepared by Oppenheimer Funds Distributor, Inc. for dealer information only.

OppenheimerFunds are distributed by Oppenheimer Funds
Distributor, Inc., Two World Trade Center, New York, NY
10048-0203



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